EXHIBIT 32.2

I, Chamyun Han, Chief Operating Officer and Treasurer (Principal Financial Officer) of MB Tech, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

The quarterly report on Form 10-QSB of the Company for the quarterly period ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78m(a) or 78o(d); and the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: March 24, 2006


/s/ Chanmyun Han,
     Chief Operating Officer
      and Treasurer